CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. ASTERISK * DENOTES SUCH OMISSIONS.

                                                        CONTRACT NUMBER: 96-0053

                            SPECIFIC AGREEMENT NO. 96-0053




                                    BY AND BETWEEN



                          METRO ONE TELECOMMUNICATIONS, INC.



                                         AND



                                 SPRINT SPECTRUM L.P.




                                         FOR




                        ENHANCED DIRECTORY ASSISTANCE SERVICE



                                     CONFIDENTIAL



               Sprint Spectrum / Metro One             Page 1 of 61

                                                        CONTRACT NUMBER: 96-0053

                                  TABLE OF CONTENTS

1. DEFINITIONS                                                                 5

2. PROVISION OF EDA SERVICES                                                   7

3. INTERFACE AND SUPPORT                                                      11

4. PERSONNEL                                                                  13

5. GOVERNMENT APPROVALS AND FEDERAL REQUIREMENTS                              14

6. COMPENSATION AND TERM                                                      14

7. MARKETING                                                                  16

8. PUBLICITY/TRADEMARK/SERVICE MARK                                           16

9. ASSISTANCE                                                                 17

10. RECORDS                                                                   17

11. COMPLAINTS                                                                17

12. CONFIDENTIAL INFORMATION                                                  18

13. INDEMNIFICATION AND LIABILITY                                             20

14. DISPUTE RESOLUTION                                                        20

15. TERMINATION                                                               22

16. AFFILIATES, ASSIGNMENT AND SUBCONTRACTING                                 24

17. UCC                                                                       25

18. SERVICE TESTING/QUALITY ASSURANCE                                         25

19. SURVIVAL OF OBLIGATIONS                                                   26

20. CAPTIONS                                                                  26




               Sprint Spectrum / Metro One             Page 2 of 61

                                                        CONTRACT NUMBER: 96-0053

21. NOTICES                                                                   26

22. ENTIRE AGREEMENT                                                          27

23. SEVERABILITY                                                              27

24. INDEPENDENT CONTRACTOR AND INSURANCE                                      27

25. NO THIRD PARTY BENEFICIARIES                                              28

26. FORCE MAJEURE                                                             28

27. DEFAULT/REMEDIES                                                          28

28. WAIVER                                                                    29

29. APPLICABLE LAW                                                            29

30. METRO ONE WARRANTIES                                                      29

31. EMPLOYMENT PRACTICES                                                      30

32. RIGHT OF AUDIT                                                            31

33. ***                                                                       31

EXHIBIT 1 ***                                                                 36

EXHIBIT 2 ***                                                                 37

EXHIBIT 3 CURRENT METRO ONE CALL CENTERS                                      38

EXHIBIT 4 ***                                                                 39

EXHIBIT 5 ***                                                                 45

EXHIBIT 6 INVOICE.                                                            52

EXHIBIT 7 FAILURE NOTICE / DISASTER RECOVERY.                                 54

EXHIBIT 8 EDA PRODUCT FEATURES.                                               55


               Sprint Spectrum / Metro One             Page 3 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 9 RECORD FORMAT.                                                      56

EXHIBIT 10 IMPLEMENTATION PLAN/DELIVERABLES.                                  57

EXHIBIT 11                                                                    58

EXHIBIT 12 APPROVED SUBCONTRACTORS.                                           59

EXHIBIT 13 ***                                                                60

EXHIBIT 14 ***                                                                61







               Sprint Spectrum / Metro One             Page 4 of 61

                                                        CONTRACT NUMBER: 96-0053

        ENHANCED DIRECTORY ASSISTANCE-Registered Trademark- AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into, effective as of this ____ day of October, 1996 by and between Sprint Spectrum L.P. a Delaware limited partnership ("Sprint Spectrum"), and Metro One Telecommunications, Inc., an Oregon corporation ("Metro One").

WHEREAS, among other communications services, Sprint Spectrum provides telecommunications services in the Call Termination Area, as defined below;

WHEREAS, Metro One provides directory assistance services; and

WHEREAS, Sprint Spectrum and Metro One desire for Metro One to provide telephonic directory assistance services to Sprint Spectrum Callers, as defined below; and

WHEREAS, Metro One recognizes Sprint Spectrum's desire to strategically deliver, develop and implement services and its desire to continually seek out business process improvements by modifying, adding or deleting service levels, better defining common goals and improving methods and procedures to lessen costs to either party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which are hereby acknowledged, Sprint Spectrum and Metro One agree as follows:

1.   DEFINITIONS

     a. "AGREEMENT" means this Agreement, all Exhibits and Additional Documents attached hereto.

     b.   "CALL" means a specific session with a single Operator contact.

     c. "CALLER" means a person, or entity, or phone to whom Sprint Spectrum offers Enhanced Directory Assistance-Registered Trademark- service.

     d. "CALL COMPLETION SERVICE" means that through Call Completion Service, Metro One Operators will directly connect the Caller to the requested business, government or residence by outpulsing to Sprint Spectrum's directed network the digits of the requested business, government or residence telephone. Metro One Operator shall remain accessible to the Caller throughout the call using automatic methods (StarBack-Registered Trademark-, AutoBack-TM-") or other means requested by the Caller.

     e. "CALL ORIGINATION AREA" means the geographic region which Sprint Spectrum defines as its calling area which consists of the areas set forth in Exhibit 1 as amended from time to time by mutual written agreement of the parties.

     f. "CALL TERMINATION AREA" means the United States, except to the extent that future services extend the area.


               Sprint Spectrum / Metro One             Page 5 of 61

                                                        CONTRACT NUMBER: 96-0053

     g. "COMPETITOR" is a carrier competing in wireless telephony with Sprint Spectrum and contemporaneously using EDA services provided to Sprint Spectrum pursuant to this Agreement.

     h. "DOCUMENTATION" includes, in all forms of media, manuals, data definitions, technical diagrams, templates, user methods and procedures for the System, business process definitions and flow charts, quick guides, tutorials, training, real-time help information files, descriptions, instructions, requirements, records, table Maintenance, report generation, System operations definitions and flow charts, contact logs, and file record layouts.

     i. "ENHANCED DIRECTORY ASSISTANCE-Registered Trademark- (EDA)" means the live-Operator enhanced directory assistance services provided by Metro One to Sprint Spectrum and its Callers pursuant to this Agreement. EDA includes, but is not necessarily limited to (i) call termination by outpulsing to Sprint Spectrum's directed network the digits of the Caller-requested number; (ii) provision of name, address, and telephone number when requested and when legally available, and complete the call; and (iii) any other EDA product features agreed upon between Metro One and Sprint Spectrum and listed in Exhibit 8.

     j. "ENHANCEMENT" is any change to the System which increases functionality and/or performance of the System.

     k.   "LATA" means local access and transport area.

     l. "LAUNCH" is the specific date that Sprint Spectrum starts providing product and service to its customers for the purpose of receiving compensation and Metro One starts providing EDA Services to Sprint Spectrum within a specific market for the purpose of receiving compensation.

     m. "LEC" means a Local Exchange Carrier or Competitive Local Exchange Carrier providing service in a Call Termination Area.

     o. "NPA" means area code as defined by the Numbering Plan of the American National Standards Institute.

     p.   "NXX" means the assigned local exchange within an area code.

     q. "OPERATOR(S)" means the live operators utilized by Metro One in providing EDA to Callers.

     s. "SERVICE" means the provision of Services, including incidental deliverables or goods, to Sprint Spectrum by Metro One, as authorized and specified in a written Work Request, per Exhibit 11.

     t. "SERVICE LEVELS" means minimum standards of Metro One performance under this Agreement as set forth in Exhibit 5.

               Sprint Spectrum / Metro One             Page 6 of 61

                                                        CONTRACT NUMBER: 96-0053

     u. "SOFTWARE" includes any computer code, modules and programs, and any modification, patch, bug fix, update, release to such, in source code or object form, as the case may be, including related data files, rules, parameters, interfaces, and Documentation.

     v. "SPRINT SPECTRUM NETWORK" means the communications network operated by Sprint Spectrum.

     w. "STARBACK-Registered Trademark-" means Metro One's proprietary feature and related technology that allows Callers continuous access to live Operators, when enabled, throughout the entire call or calling session by pressing the star (*) key for approximately one second. StarBack is a registered trademark of Metro One and is protected by patents pending.

     x. "SYSTEM" means Metro One has developed a proprietary system to enable it to perform the EDA services (the "System"). The System uses business, residential and government databases, including on-line national database system access and a backup database connection to the LEC's database. The System (i) presents Operators with interactive menus allowing searches by business, governmental or residential name, category, and/or regional searches; and (ii) allows rapid scrolling of listings by Operators to locate multiple listings once the basic search criteria have been established. The System utilizes an automatic voice playback system.

     y. "THIRD PARTY" is any party other than Sprint Spectrum or Metro One which is referenced in the Agreement.

     z. "WORK REQUEST" is Sprint Spectrum's and/or Sprint Spectrum Affiliates request to purchase Services from Metro One pursuant to a Work Request Form as shown in Exhibit 11.

2.   PROVISION OF EDA SERVICES

     Metro One will maintain the System in such a manner as to ensure compliance with the Service Levels agreed to in Exhibit 5.

     a. STAFFING. Metro One shall staff the EDA lines twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty-five (365) days a year, (or 366 days as the case may be) with a sufficient number of Operators to perform the services required hereunder. Metro One shall utilize qualified, properly-trained, professional and courteous Operators in providing the EDA services to Callers. Metro One, its agents, officers, employees and Operators shall at all times interact with Callers in a respectful and courteous manner. Sprint Spectrum will be notified and have opportunity to comment on any substantive changes in Operator training and hiring practices related to performance of this Agreement at least thirty (30) days prior to implementation.


               Sprint Spectrum / Metro One        Page 7 of 61

                                                        CONTRACT NUMBER: 96-0053

     b. GREETING AND CLOSING. Any greeting or closing provided by Metro One shall be Sprint Spectrum specific and mutually agreed upon by Metro One and Sprint Spectrum. Such greeting shall not exceed five (5) seconds and such closing shall not exceed twelve (12) seconds in length, unless mutually agreed to by the parties. All such greetings and closings may be made by means of the automated voice playback system. The live Operator is connected to the call during the greeting.

     c. STARBACK-Registered Trademark-. In performing the EDA Service, the Operator shall remain accessible to the Caller throughout the call using STARBACK-Registered Trademark-, or other means.

     d. CALL COMPLETION. At a Caller's request, Metro One shall perform the EDA services, provided the residence, business or government related to the requested service is located within the Call Termination Area and the information is legally available. Under no circumstances will Metro One knowingly perform Call Completion Services where the requested information relates to a residence, business or government listing located outside the Call Termination Area as then defined. Metro One and Sprint Spectrum may remotely monitor calls for quality assurance purposes, and shall not otherwise monitor, record, listen to or divulge the contents of any communication, or any other information regarding Callers or calls.

     e. ROUTING. Metro One agrees to route Callers calls to any number requested by Caller within the Call Termination Area, provided however, that such number or service is not expressly prohibited by Sprint Spectrum (expressly prohibited numbers are set forth in Exhibit
          4). In the event Metro One should direct a call to a prohibited number or a charge per call service, Metro One shall be solely liable for fees associated with such call.

     f. PERFORMANCE STANDARD. In the event that Metro One provides for any other Metro One customer EDA services provided hereunder in a certain market within the Call Origination Area, to the extent Metro One's performance standards for that customer are more favorable than Sprint Spectrum's, this Agreement shall be amended so as to cause Metro One to provide Sprint Spectrum with these same performance standards in that certain market within the Call Origination Area. Notwithstanding the foregoing, Metro One shall implement the more favorable performance standards for Sprint Spectrum within thirty (30) days of such event.

     g.   SYSTEM.

          i) At a minimum, Metro One shall use all prudent business measures to keep the System accurate to the same degree as the database of the LECs for listings within the Call Termination Area, including regulatory changes that affect LEC number portability. In the event Metro One does not have sufficient information in the System to provide any one of the EDA services, it shall utilize such other sources as necessary, at no additional charge to Sprint Spectrum, to provide the requested EDA services. Notwithstanding the foregoing Metro One shall be excused from performance to the extent that any


               Sprint Spectrum / Metro One        Page 8 of 61

                                                        CONTRACT NUMBER: 96-0053

               LEC or other Metro One selected data provider does not make data available to Metro One under commercially reasonable terms acceptable to Metro One in its sole discretion. In the event Metro One does not have sufficient information in the System to provide any one of the EDA services, it shall utilize such other sources as necessary to provide the requested EDA services, including, without limitation, the back-up database provided as an on-line service by the LEC or LEC operator delivered directory assistance. In the event that either (i) a Caller requests the LEC directory assistance operator, or (ii) Metro One cannot provide any one of the requested EDA services, Metro One shall route a Caller's telephone call to the LEC directory assistance operator. In such a case, Metro One shall charge Sprint Spectrum the per call fee in Section 6.a. (Compensation and Term) only, not the LEC's fees.

          ii) System and Software Maintenance. Metro One will maintain each Metro One Call Center in such manner as to ensure calendar quarterly System availability equal to or greater than 99.950%, excluding scheduled maintenance which shall be mutually agreed to in writing, within a given service year for the provision of the EDA services. Metro One will maintain the System in such manner as to ensure calendar quarterly System availability equal to or greater than 99.900%, excluding scheduled maintenance which shall be mutually agreed to in writing, within a given service year for the provision of the EDA services. Without limiting the generality of the foregoing, Metro One will maintain and update the System (including, without limitation, the databases) as needed. Metro One will also maintain appropriate System backup procedures and an appropriate disaster recovery plan, as specified in Exhibit 7.

     h. 911. Sprint Spectrum will not route 911 calls to Metro One. If an emergency call is received by Metro One the Caller shall be asked to dial "9-1-1" after disconnecting, except as otherwise required by applicable law.

     i. MULTIPLE REQUESTS. Callers shall be entitled to a maximum of four (4) directory assistance requests per Call, including StarBack and AutoBack.

     j. MULTIPLE LISTINGS. When the System indicates that more than one address or telephone number pertains to a directory assistance request, Metro One shall, at the Caller's request, provide up to four
          (4) multiple addresses and telephone numbers at no additional charge.

     k. ALTERNATE BILLING. Callers who request "credit" or "calling" card services shall be advised to dial "0" or "00" after disconnecting to reach the appropriate operator for such services or other mutually agreed instructions.

     l. TIMELINE. Exhibit 1 details currently planned Call Origination Areas and Exhibit 10 will delineate the timeline and method of provisioning EDA services. An implementation plan will be established and mutually agreed upon for each Call Origination Area. Exhibit 2 details the cities where Metro One agrees to begin building new call centers within the first eighteen (18) months of this Agreement upon


               Sprint Spectrum / Metro One        Page 9 of 61

                                                        CONTRACT NUMBER: 96-0053

          occurrence of certain conditions outlined in this Section. Exhibit 1 and 2 may be amended from time to time with mutual written agreement by both parties as to the location and the method of provisioning EDA services.

          i) Sprint Spectrum may add to the Call Origination Area from time to time with sixty (60) days prior written mutual agreement of the parties.

          ii)   ***

          iii) In cities not listed on Exhibit 2 or cities listed on Exhibit 2 that have not yet reached the required 50,000 Calls per month, EDA Service delivery will be made available to Sprint Spectrum by Metro One from an existing Metro One call center listed on
                Exhibit 3 ("Metro One Call Centers"), on a date mutually agreed upon in writing by the parties. EDA Service delivery for such cities will be made available to Sprint Spectrum by Metro One within sixty (60) days after written notice.

          iv) Upon request of Sprint Spectrum, Metro One will provide additional language EDA services within a time frame and manner mutually agreed upon by and between the parties.

     m. SYSTEM FAILURE. A System Failure is defined as the inability of either party to provide EDA services to Callers for a period of more than five (5) minutes. During any System Failure, Sprint Spectrum may direct all EDA calls to any Third Party selected by Sprint Spectrum, until such time as notice is given, provided by telephone and facsimile, from Metro One as to the date and time on which EDA services are available.

          i) Each party shall, as soon as it becomes aware of any System Failure, notify the other of the System Failure by telephone and facsimile (the "Failure Notice" as shown in Exhibit 7). The prioritized list of all addresses, facsimile numbers and telephone numbers for the parties related to the Failure Notice is attached as Exhibit 7.

          ii) Metro One will provide for all planning and requirements associated with establishing and maintaining a disaster recovery plan as set forth in Exhibit 7. Such disaster recovery plan will set forth the service levels to be maintained in the event the disaster recovery plan is implemented.


                Sprint Spectrum / Metro One       Page 10 of 61

                                                        CONTRACT NUMBER: 96-0053

     n. EDA SERVICES NUMBERS. Sprint Spectrum shall route to Metro One all 411, 1-411, 555-1212, 1-555-1212, (NPA)-555-1212 and 1-(NPA)-555-1212
          calls originating in the Call Origination Area and Terminating in the Call Termination Area or any other standard Directory Assistance routing method that may be assigned and/or used as its successor. In the event national numbering standards or direction from competent jurisdiction should mandate a change to the above listed directory assistance access numbers, Sprint Spectrum shall route all calls to such successor numbers as described above.

     o.   800 directory assistance calls are excluded from this Agreement.

     p. SERVICES WARRANTY. Each Metro One employee, subcontractor, or agent assigned to render Services under this Agreement has the proper expertise, skills, training, and professional education to perform the Services required under this Agreement in a professional manner and consistent with the service levels set forth in Exhibit 5.

          Any defects in workmanship shall be corrected promptly at the sole expense of Metro One. Metro One shall, at all times, employ such materials, tools, equipment, facilities, and labor to perform the work as specified in the related Work Request Form, Exhibit 11.

     q. NON-INFRINGEMENT WARRANTY. Metro One has full power and authority to use the Software as described under this Agreement, and such use will in no way constitute an infringement or other violation of any copyright, patent, trade secret, trademark, nondisclosure, or any other intellectual property right, moral right, or right of publicity.

     r.   ***

     s. DATA SOURCE PRIORITY. Metro One will use its internal database(s) as a first source to fulfill Caller EDA requests for listings within the Call Origination Area. By September 1997 Metro One will query its internal database(s) for nationwide queries as a first source in fulfilling Caller EDA requests within the Call Termination Area.

3.   INTERFACE AND SUPPORT

     a. FACILITIES. Metro One shall maintain adequate and appropriate office facilities, support facilities and other facilities and equipment necessary to enable Metro One to perform its obligations under this Agreement.

     b. TELECOMMUNICATIONS EQUIPMENT. Sprint Spectrum will, at its expense, establish and maintain all T-1 trunk lines and other telecommunications facilities and equipment needed for adequate performance between Sprint Spectrum's directed network and the building minimum point of termination for Metro One's location for purposes of


                Sprint Spectrum / Metro One       Page 11 of 61

                                                        CONTRACT NUMBER: 96-0053

          performing the EDA services. Metro One shall be responsible for establishing, maintaining, and paying for all other telecommunications facilities and equipment necessary to perform the EDA services, including but not limited to, those required for interconnection from Metro One to the on-line LEC database.

     c. (i) LOCAL CALLING ONLY CALLERS. As part of Metro One's EDA service, and if Sprint Spectrum requests such service, Metro One agrees to develop and make available to Sprint Spectrum, at no cost, a solution using its Carrier Identification Code (CIC) to identify and thus block Sprint Spectrum's customers that are restricted from making long distance calls from long distance EDA call completion. Sprint Spectrum will forward with each call the customer's Primary Interexchange Carrier (PIC). In the event the customer is limited to local calling only, Sprint Spectrum will forward Metro One's CIC. For such limited calling customers Sprint Spectrum will provide specific direction to Metro One on the options to be provided to the calling customer ninety
          (90) days prior to initial service. Sprint Spectrum may change these directions at any time with ninety (90) days notice to Metro One.

          Further, Metro One agrees to allow Sprint Spectrum the right to use its Carrier Identification Code for similar purposes at no charge to Sprint Spectrum. Sprint Spectrum's right to use Metro One's CIC will remain available for the earlier of the termination of this Agreement or until such time as Sprint Spectrum informs Metro One that it no longer requires use of the code. In the event this Agreement is terminated by either party Sprint Spectrum will retain the right to use Metro One's CIC for a period of time not less than six (6) months and not more than eighteen (18) months.

          (ii) P2K EXTRACT. Prior to Launch Metro One will develop the ability to query Sprint Spectrum's P2K extract to determine if a Caller is permitted long distance completion.

     d. BILLING. Metro One will provide to Sprint Spectrum, or a Third Party designated by Sprint Spectrum, Call Detail Records (CDR) for all call types performed by Metro One, and specified by Sprint Spectrum in writing with sixty (60) days advance written notice. The specific record format is detailed in Exhibit 9. To aid in this process Sprint Spectrum will provide to Metro One a list of all NPA NXXs that are to be considered local calls for each trunk group and/or cell site and/or local calling area. The NPA NXX information will be delivered not less than fourteen (14) days, or shorter if mutually agreed to by the parties, prior to traffic being delivered to Metro One on each trunk group and/or cell site and/or local calling area. Metro One will send CDRs to Sprint Spectrum, or a Third Party designated by Sprint Spectrum, in near real time electronic transmission from a single point as outlined in Exhibit 5 "Service Level Standards".

     e. SS7 AND IS-41. Metro One will have SS7 links with Sprint Spectrum. Metro One will be responsible for system improvements, at Metro One's sole expense, to facilitate SS7 compliancy. Metro One shall comply with BellCore document TR394 by March, 1997. IS-41 access to Sprint Spectrum's home location register will be available by August 1997.


                Sprint Spectrum / Metro One       Page 12 of 61

                                                        CONTRACT NUMBER: 96-0053

     f. SPRINT SPECTRUM CALLER RESTRICTIONS. Sprint Spectrum reserves the right, at Sprint Spectrum's sole discretion, to restrict Enhanced Directory Assistance-Registered Trademark- service for certain Callers.

     g. NPA NXX DATA. Sprint Spectrum shall provide Metro One NPA NXX data to be used for each Call Origination Area ninety (90) days prior to Metro One providing EDA Services in that Call Origination Area.

4.   PERSONNEL

     Metro One agrees to provide the appropriate quantity and skill level of resources to provide the following services, and any other work related to the startup transition, to Sprint Spectrum:

     Metro One agrees to provide necessary resources, management, personnel, expertise, and services required to provide Sprint Spectrum an efficient, responsive, and fully integrated EDA Service. Metro One will communicate directly and effectively, in a medium(s) mutually agreed to by the parties, with any Sprint Spectrum suppliers regarding any transition throughout this Agreement.

     a. SERVICES IMPLEMENTATION. The implementation of Metro One's EDA Services, and Service Levels, have been jointly defined in a plan that is incorporated into and made a part of this Agreement as Exhibits 5 and 10. Both parties can initiate modifications to the plan, and upon mutual agreement, such modifications will be incorporated into the plan. The parties will commit resources to meet the Milestones of the plan.

     b. MILESTONES. Milestones will be incorporated into the implementation plan as Exhibit 10.

     c. SERVICE LEVELS. All Service Level are effective upon commercial availability of EDA Services to Callers. Additional Service Levels may be mutually agreed to and incorporated into this Agreement.

     d. SPRINT SPECTRUM'S AGENTS, CONTRACTORS, AND THIRD PARTIES. Metro One agrees to provide cooperative and professional interaction with Sprint Spectrum and any Sprint Spectrum agents, contractors and third parties during the Implementation and any subsequent interaction.

     e. CUSTOMER SERVICE. Sprint Spectrum may notify Metro One if, in Sprint Spectrum's opinion, any Metro One employee performing EDA services is unqualified, discourteous or fails to conform to Sprint Spectrum's standards for customer service. Metro One shall take such prompt action as it deems reasonable to correct such non-conformance.

     f. PROJECT MANAGER. Metro One shall make available a Metro One employee, herein referred to as the "Project Manager", to be Sprint Spectrum's single-point-of-contact


                Sprint Spectrum / Metro One       Page 13 of 61

                                                        CONTRACT NUMBER: 96-0053

          for the term of this Agreement. The Project Manager shall a) be available to Sprint Spectrum at all reasonable times; b) be responsive to Sprint Spectrum's questions, problems and concerns; c) be the liaison between Metro One and Sprint Spectrum for planning and implementation; and d) have the authority to make necessary decisions and enlist necessary resources to ensure successful completion of all contracted work within the mutually agreed upon time frames. If Sprint Spectrum determines the Project Manager is not providing adequate service, Metro One shall make available a different Project Manager to Sprint Spectrum.

5.   GOVERNMENT APPROVALS AND FEDERAL REQUIREMENTS

     a. Sprint Spectrum shall obtain all necessary regulatory approvals required of it for the provision of EDA services in the Call Termination Area. To the extent necessary, Metro One and Sprint Spectrum shall reasonably cooperate with each other in order to obtain such approvals.

     b. If Sprint Spectrum or the federal government determines that this Agreement supports specific requirements included in a customer contract or subcontract with the federal government, to the extent that executive orders and associated regulations apply to Metro One, Metro One will make its best efforts to comply with those orders and regulations.

6.   COMPENSATION AND TERM

     a.   ***

     b. INVOICES. Metro One shall provide Sprint Spectrum with, and Sprint Spectrum shall have received, EDA call count volume records in the format shown in Exhibit 6 by the tenth of each month for the previous month's calls, which records shall be made part of Metro One's invoice to Sprint Spectrum.

          EDA call count volume records and electronic CDR files shall not be delivered to Sprint Spectrum or Sprint Spectrum's designated representative after sixty (60) days of the actual call date and such calls will not be charged to Sprint Spectrum.

     c.   PAYMENT TERMS.

          i.) When invoicing for EDA Services payment terms are fifty (50) days after the date of an invoice in the form of Exhibit 6. Invoices shall be mailed on or before the tenth (10th) day of the month of the date of invoice. Sprint Spectrum requires that Metro One provide the Purchase Order and/or Contract Number as appropriate, on all invoices. If payment is not made when due Metro One will provide Sprint Spectrum written notice of non-payment. If


                Sprint Spectrum / Metro One       Page 14 of 61

                                                        CONTRACT NUMBER: 96-0053

                payment is not made within a ten (10) day cure period following the receipt of written notice, Metro One will follow the process for resolution as set forth in Section 14. Any undisputed portion of an invoice paid after fifty (50) days from the date of invoice shall incur interest in the amount of one and one half percent (1.5%) a month from fifty (50) days of the date of invoice until paid.

                Sprint Spectrum will deduct any disputed amounts from the applicable Metro One invoice. Disputed amounts are not to be considered a late payment or default under this Agreement. Metro One agrees that disputed amount payments may be withheld from pending Sprint Spectrum payments until such time as both parties agree as to the disposition of the disputed amount or until the dispute is resolved pursuant to Section 14 of this Agreement. Disputed amounts will be paid, if owed, within thirty (30) days of resolution of the dispute. The undisputed portion of an invoice will be paid within fifty (50) days of the date of the invoice.

          ii.) When invoicing for Services, payment terms are net fifty (50) days after the date of an invoice, but no earlier than the date of Sprint Spectrum's final acceptance of any Software and/or Services. In addition to the instructions provided in 6.c.i, which also apply to invoicing for Services, Metro One must maintain and submit, as applicable, itemized time records and expense reports with each invoice. Metro One will be reimbursed, at reasonable and actual costs, for travel, living, and other expenses incurred by Metro One's technical support personnel and authorized by Sprint Spectrum's Work Request.

     d. INVOICE ADDRESS. Invoices shall be mailed to Sprint Spectrum on or before the tenth (10th) day of the month of the date of invoice at the following address:

          Original sent to:        Sprint Spectrum L.P.
                                   Attn: Accounts Payable
                                   4717 Grand Ave.
                                   Kansas City, Missouri 64112

          With a copy to:          Sprint Spectrum L.P.
                                   Attn: Manager - Directory Assistance
                                   4900 Main
                                   Kansas City, Missouri 64112

     e. TAXES, DUTIES, AND FEES. Metro One will pay when due, all local, state, and federal sales and use taxes, excise taxes, taxes on personal property owned by Metro One, duties, and all other governmental fees and taxes (excluding income taxes) of whatever nature applicable to the performance of Metro One's technical support services required under this Agreement.

     f. TERM. Except as provided in Section 15 ("Termination") below, the term of this Agreement begins on the Effective Date and continues ***


                Sprint Spectrum / Metro One       Page 15 of 61

                                                        CONTRACT NUMBER: 96-0053

       ***("Initial Term"). This Agreement will automatically renew for successive one (1) year terms unless terminated by either party with ninety (90) days written notice prior to the next ensuing renewal period.

7.   MARKETING

     Sprint Spectrum shall have sole and exclusive control of the manner of publicizing, advertising and marketing the EDA services provided under this Agreement in the Call Termination Area. Without limiting the generality of the foregoing, Sprint Spectrum shall be responsible for the following:

     a. Establish the rates and other terms and conditions under which the EDA services will be available to Callers.

     b. Conduct such promotional programs and advertising of the EDA services as is commercially reasonable after notifying Metro One in writing of such promotional programs and advertising.

8.   PUBLICITY/TRADEMARK/SERVICE MARK

     a. Metro One will not, without Sprint Spectrum's prior written consent and such consent will not be unreasonably withheld:

          i) make any news release, public announcement, or denial or confirmation of this Agreement or its subject matter; or

          ii)   in any manner advertise or publish the fact of this Agreement.

                Notwithstanding the foregoing, Metro One may make such announcements upon advice of its counsel that such announcement is reasonably required, by generally accepted accounting principles (GAAP), SEC requirement or other statutory or regulatory obligation.

     b. Sprint Spectrum shall own its trademarks and service marks, and Metro One will acquire no rights in such marks. Metro One acknowledges the validity of Sprint Spectrum's marks and will not challenge or assist others in challenging the validity and Sprint Spectrum's sole ownership of such marks.

     c. Metro One shall own its trademarks and service marks, including but not limited to the Metro One Telecommunications, Inc.-Registered Trademark-Enhanced Directory Assistance-Registered Trademark-, The Enhanced Directory Assistance People-Registered Trademark-, StarBack!-Registered Trademark-, SureConnect-TM-, AutoBack-TM-, CallBack-TM-, MessageBack-TM-, TeleConcierge-TM- and NumberBack-TM-service marks, and Sprint Spectrum will acquire no rights in such marks, other than the non-exclusive license set forth in Section 8.e of this Agreement. Sprint Spectrum acknowledges the

                Sprint Spectrum / Metro One       Page 16 of 61

                                                        CONTRACT NUMBER: 96-0053

          validity of Metro One's marks and will not challenge or assist others in challenging the validity and Metro One's sole ownership of such marks.

     d. Each party acknowledges the goodwill associated with the other's trademarks and service marks. Except as provided herein, neither party will use any mark owned by the other without prior written consent. Neither party shall register any of the other party's trademarks, service marks or trade names.

     e. Metro One hereby grants Sprint Spectrum a non-exclusive license to use the Metro One Telecommunications-Registered Trademark-, Enhanced Directory Assistance-Registered Trademark-, The Enhanced Directory Assistance People-Registered Trademark-, StarBack-Registered Trademark-, SureConnect-TM-, AutoBack-TM-, CallBack-TM-, MessageBack-TM-, TeleConcierge-TM- and NumberBack-TM-service marks in Sprint Spectrum's marketing of EDA services within the Call Origination Area during the term of this Agreement.

     f. If a party uses a mark owned by the other, the use of the mark shall be only in accordance with the guidance and directions furnished in writing by the owner of the mark, and the quality of any associated goods or services must always be satisfactory to the owner of the mark.

9.   ASSISTANCE

     Each party shall provide the other reasonable assistance in any matters affecting this Agreement before any insurer, governmental authority, trade association or other organization. Such assistance may include preparing and furnishing documents, providing advice and providing qualified personnel to participate in hearings or other proceedings.

10.  RECORDS

     During the term of this Agreement both parties shall maintain complete and accurate records of each call using the EDA services, and shall provide the other access to such records upon request, subject to Section 31, Right of Audit. Records shall be in the format provided in Exhibit 9, as amended from time to time by mutual written agreement. The records shall include the following:

     a.   The date and time the call is received;

     b.   The telephone number of the Caller; and

     c.   The number to which the call is connected.

11.  COMPLAINTS

     a. PROMOTE GOODWILL. Metro One, its agents, officers, employees and Operators shall at


                Sprint Spectrum / Metro One       Page 17 of 61

                                                        CONTRACT NUMBER: 96-0053

          all times interact with Callers in a respectful and courteous manner. Both parties will refrain from any action that could reasonably be anticipated to discredit or damage the name, reputation, goodwill or good public relations of the other. Each party will use its best efforts to investigate and respond to all oral or written complaints received by Sprint Spectrum or Metro One from any Caller arising out of or in connection with such party's obligations under this Agreement. In handling any complaints, each party will use its best efforts to maintain and promote the goodwill of and good public relations of the other party.

     b. COMPLAINTS. Both parties shall refrain from any action that could reasonably be anticipated to discredit or damage the name, reputation, goodwill or good public relations of the other. Each party shall use its best efforts to investigate and respond to all oral or written complaints received by Sprint Spectrum or Metro One from any Caller arising out of or in connection with such party's obligations under this Agreement. In handling any complaints, each party shall use its best efforts to maintain and promote the goodwill of and good public relations of the other party.

          If Sprint Spectrum receives a complaint from a Caller, and the nature of the complaint deserves immediate attention, Sprint Spectrum will promptly notify Metro One's Project manager by telephone and / or pager. The Project Manager will promptly take whatever reasonable action is necessary to investigate the complaint and respond back to Sprint Spectrum in a reasonable time frame outlined in Exhibit 5 Service Level Standards. If Metro One receives a complaint from a Caller, and the nature of the complaint deserves immediate attention, Metro One's Project Manager will promptly notify Sprint Spectrum's designated representative by telephone and / or pager.

          Both parties shall document any and all complaints from Callers and others, whether verbal or written, and notify the other, in writing, within five (5) business days of receipt of such complaint. Both parties' notice to each other shall set forth the name and telephone number of the complaining party, the time and nature of the complaint, and a description of any action taken (or proposed to be taken) by both parties in connection with the complaint. Both parties shall provide each other with a copy of all written complaints. In handling any complaint, both parties shall maintain and promote the goodwill of Metro One and Sprint Spectrum.

12.  CONFIDENTIAL INFORMATION

     During the course of the Services, the parties may be given access to information that (a) relates to the other's past, present, and future research, development, business activities, products, services, and technical knowledge, and (b) has been identified as confidential ("Confidential Information"). In connection therewith, the following subsections shall apply:

     a. The Confidential Information of Sprint Spectrum may be used by Metro One only in connection with the Services. Sprint Spectrum's Confidential Information may only be copied by Metro One corporate staff as necessary to perform the Services under this


                Sprint Spectrum / Metro One       Page 18 of 61

                                                        CONTRACT NUMBER: 96-0053

          Agreement. Individuals performing Services under this Agreement in Metro One call centers may not copy Sprint Spectrum's Confidential Information;

     b. The Confidential Information of Metro One may be used by Sprint Spectrum only for its internal business purposes and only to the extent related to the Services. Without limiting the foregoing, Sprint Spectrum shall be expressly prohibited from using the Confidential Information of Metro One to provide services in competition with Metro One's EDA service or to assist others in performing EDA Services in any market or Call Origination Area served by Metro One;

     c. Each party agrees to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind. Access to the Confidential Information shall be restricted to those personnel with a need to know the same;

     d. All Confidential Information shall be considered trade secrets and shall be entitled to all protections given by law to trade secrets. In no event shall either party use the Confidential Information of the other party to reverse engineer or otherwise develop products or services functionally equivalent to the products or services of the disclosing party;

     e. All Confidential Information made available hereunder, including copies thereof, shall be returned upon the first to occur of (a) completion of the Services or (b) request by the disclosure;

     f. Nothing in this Agreement shall prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it,
          (ii) independently developed by it, (iii) acquired by it from a Third Party which is not, to its knowledge, under an obligation not to disclose such information, or (iv) which is or becomes publicly available through no breach of this Agreement; and

     g. In the event either party receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the other party, it shall provide prompt notice to the other of such receipt with the opportunity to contest such disclosure. The party receiving the subpoena shall thereafter be entitled to comply with such subpoena or other process to the extent permitted by law.

     h. The parties acknowledge that disclosure of Confidential Information by the other party will cause irreparable to the other party that is inadequately compensable in monetary damages. Accordingly, the aggrieved party may seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this section, in addition to any other remedies in law or equity.


                Sprint Spectrum / Metro One       Page 19 of 61

                                                        CONTRACT NUMBER: 96-0053

13.  INDEMNIFICATION AND LIABILITY

     a. Sprint Spectrum and Metro One agree to defend, indemnify, and hold harmless the other (the "Indemnified Party"), its employees and agents, its affiliates and its successors and assigns from and against all losses, damages, and liability (including all claims, actions, suits, fines, interest, penalties, costs and expenses) including reasonable attorney's fees incurred by indemnitee before the indemnitors act or where indemnitee reasonably fears the adequacy of the defense provided incurred on account thereof, incident, relative to or arising from (i) any claim relating to the subject matter of a misrepresentation or breach of covenant, representation or warranty of the Indemnifying Party contained herein, and (ii) any injury to any Indemnifying Party employee or agent, including death to persons, or damage to property, including theft, resulting from the acts or omissions of the Indemnifying Party, its employees or agents whether negligent or otherwise, (iii) any claim of infringement of a patent, copyright trademark or other legally protected proprietary right of any third party and (iv) any injury to any person (including death) or damage to tangible property (including theft) resulting from the acts or omissions of the Indemnifying Party, its employees or agents, whether negligent or otherwise.

     b.   NOTICE OF CLAIMS. The obligations of Indemnifying Party stated in
          Section 13.a. above apply only if (i) Indemnified Party shall promptly inform Indemnifying Party in writing of any claim within the scope of
          Section 13.a.; (ii) Indemnifying Party is given exclusive control of the defense of such claim and all negotiations relating to its settlement, except that Indemnified Party shall have final approval of settlement provisions; and (iii) Indemnified Party shall assist Indemnifying Party in all necessary respects in conduct of the suit and settlement negotiations.

     c. NO SPECIAL DAMAGES. Except for the indemnity provisions contained in this Article 13, neither party will be liable to the other for special, indirect, or consequential loss or damage, whether or not such loss or damage is caused by the fault or negligence of that party, its employees, agents, or subcontractors.

     d. SURVIVAL OF INDEMNITY. Indemnity obligations for acts arising prior to expiration or termination of this Agreement under this Article 13 will survive any expiration or termination of this Agreement or the Orders hereunder for a period of three (3) years following any expiration or termination of this Agreement or the Orders hereunder.

     e. NO LIABILITY LIMITATION. No limitation of liability contained in this Agreement will be applicable in the event of indemnitor's gross negligence or intentional misconduct, or in the event of personal injury or property damage. Furthermore, no limitation of liability contained in this Agreement will apply with respect to any indemnitor liability arising under or relating to Section 2.q or Article 13 hereof.


                Sprint Spectrum / Metro One       Page 20 of 61

                                                        CONTRACT NUMBER: 96-0053

14. DISPUTE RESOLUTION

     a. NEGOTIATION. The parties will attempt in good faith to resolve any issue, dispute, or controversy arising out of or relating to this Agreement, including but not limited to any Section of this Agreement that requires mutual agreement of the parties, promptly by negotiation between the parties' representatives who have authority to settle any issue, dispute, or controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within ten (10) days after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute by the respective representatives of Metro One and Sprint Spectrum within the time frames here:

                                       SPRINT SPECTRUM               METRO ONE
                                       ---------------               ---------
               Within 10 days        Manager Directory           Vice President
                                         Assistance           Call Center Operations

               Within 20 days    Director Partner Services    Chief Operating Officer
                                         Operations

               Within 30 days          Vice President               President
                                       Customer Care

          If the matter has not been resolved within thirty (30) days of the disputing party's notice, or if the parties fail to meet within ten
          (10) days, either party may initiate mediation of the dispute as provided below. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator will be given at least two (2) business days notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

     b. MEDIATION. If the dispute has not been resolved by negotiation as provided above, the parties will endeavor to settle the dispute by mediation. If the parties encounter difficulty in agreeing on a Third Party neutral, they will seek the assistance of the Center for Public Resources in the selection process. The cost of mediation will be borne equally by the parties.

     c. ARBITRATION. Any dispute arising out of or relating to this Agreement that has not been resolved by non-binding means as provided above within thirty (30) days of the initiation of such procedure will be finally settled by arbitration in accordance with the rules of the American Arbitration Association applying the substantive law of Missouri without regard to any conflict of laws provision; provided, however, that if one party has requested the other to participate in a non-binding procedure and the


               Sprint Spectrum / Metro One        Page 21 of 61

                                                        CONTRACT NUMBER: 96-0053

          other has failed to participate, the requesting party may initiate arbitration before expiration of the above period. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C.
          Section 1, ET SEQ., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, Missouri metropolitan area. The arbitrator(s) are not empowered to award damages in excess of compensatory damages and each party waives any damages in excess of compensatory damages.

     d. CONTINUING PERFORMANCE. Metro One agrees to continue performance during the pendency of any dispute, unless performance is terminated by Sprint Spectrum under Section 14. Sprint Spectrum agrees to continue to pay all non-disputed invoice amounts.

     e. LIMITATION OF CLAIMS. No Claim may be brought by Metro One after Sprint Spectrum has made final payment to Metro One and Metro One has accepted such final payment. Claims made by Metro One may only be brought against the Sprint Spectrum Affiliate which issued the Request for Services or Work Request giving rise to the Claim.

15.  TERMINATION

     a. DEFAULT. In the event of any material breach of this Agreement by either party, the non-breaching party will give the breaching party written notice specifying such breach. The breaching party will then have thirty (30) days to cure the breach. Failure to cure any such breach, including Metro One breach of any of the Service Levels set forth in Exhibit 5, and modifications thereto, in accordance with this agreement, will constitute a default hereunder. No default under this Agreement will constitute a default under any other agreement.

     b. TERMINATION UPON METRO ONE MERGER OR SALE TO COMPETITOR. This Agreement and/or Work Requests hereto, may be terminated by Sprint Spectrum without penalty if there is any merger, consolidation, or sale of all of the assets of Metro One to or with a Competitor of Sprint Spectrum, or if Metro One becomes a Competitor of Sprint Spectrum. Metro One must give Sprint Spectrum no less than thirty (30) days written notice of any merger, consolidation, or sale of all of the assets of Metro One.

     c. TERMINATION FOR OTHER CAUSES. Either party may terminate this Agreement upon the occurrence of any of the following events by giving thirty (30) days written notice to the other:

          i. If at any time after one (1) year of commercially available service the average monthly call volume for the preceding three
                (3) months is less than seventy percent (70%) of the average monthly call volume for the same three (3) month period in the preceding year; or

          ii. If any circumstance would render the continued performance of this Agreement by either party in violation of any applicable law, statute, rule or regulation


                Sprint Spectrum / Metro One       Page 22 of 61

                                                        CONTRACT NUMBER: 96-0053

                despite the parties' good faith efforts to rewrite the terms of this Agreement.

     d. RETURN OF SPRINT SPECTRUM-OWNED PROPERTY. All equipment, materials, drawings, Software or data of every description that Metro One receives directly or indirectly from Sprint Spectrum or from a Third Party on behalf of Sprint Spectrum, or that is paid for, in whole or in part, by Sprint Spectrum, is the property of Sprint Spectrum ("Sprint Spectrum-owned"). Metro One must return all Sprint Spectrum-owned property to Sprint Spectrum within twenty (20) business days upon Sprint Spectrum's request, or upon the termination or expiration of this Agreement, as Sprint Spectrum determines. Metro One is responsible and must account for all Sprint Spectrum-owned property, and bears the risk of loss while the property is in Metro One's possession. Sprint Spectrum-owned property may only be used in Metro One's performance of this Agreement.

     e. RETURN OF METRO ONE-OWNED PROPERTY. All equipment, materials, drawings, Software or data of every description that Sprint Spectrum receives directly or indirectly from Metro One or from a Third Party on behalf of Metro One, or that is paid for, in whole or in part, by Metro One, is the property of Metro One ("Metro One-owned"). Sprint Spectrum must return all Metro One-owned property to Metro One within twenty (20) business days upon Metro One's request, or upon the termination or expiration of this Agreement, as Metro One determines. Sprint Spectrum is responsible and must account for all Metro One-owned property, and bears the risk of loss while the property is in Sprint Spectrum's possession. Metro One-owned property may only be used in Sprint Spectrum's performance of this Agreement.

     f. WIND-DOWN TRANSITION. Upon receipt of notice from Sprint Spectrum of termination of this Agreement, Metro One agrees to continue providing Services under this Agreement until the effective date of the termination as provided by Sprint Spectrum. Metro One agrees to provide cooperative and professional interaction with Sprint Spectrum during the wind-down transition and any subsequent interaction.

     g.

          i.
              ***
          ii.

                Sprint Spectrum / Metro One       Page 23 of 61

                                                        CONTRACT NUMBER: 96-0053
          iii.  ***

          iv. If the contract is assigned pursuant to Section 16. c. below, or the entity to whom the license was transferred or sold has EDA Services provided by Metro One for the affected Call Origination Area with terms and conditions comparable to this Agreement, then the obligations of Sprint Spectrum with respect to the affected Call Origination Area cease upon successful transfer of the obligations hereunder.

16.  AFFILIATES, ASSIGNMENT AND SUBCONTRACTING

     a.   ***

     b. AFFILIATE RIGHTS. Notwithstanding anything herein to the contrary, Sprint Spectrum Affiliates may exercise the right to place Work Requests under this Agreement. Work Requests placed by Affiliates may provide for specific requirements that differ from time to time, from the requirements set forth in this Agreement. Metro One and the requesting Affiliate will negotiate any such differences in good faith.


                Sprint Spectrum / Metro One       Page 24 of 61

                                                        CONTRACT NUMBER: 96-0053

     c. ASSIGNMENT. Sprint Spectrum may transfer, sublicense, or assign this Agreement and any Work Request or license hereunder to any Sprint Spectrum Affiliate or any Partner without the prior consent of Metro One. Notwithstanding the foregoing, any successor in interest by merger, operation of law, or purchase of the entire or substantially all of the business or assets of either party may acquire all interest and be subject to all obligations of such party hereunder. Otherwise, neither party may assign this Agreement nor any of its rights nor delegate its obligations hereunder without the prior written consent of the other party, and any such written consent will not be unreasonably withheld. No assignment will relieve either party of its obligations hereunder. This Agreement will be binding upon the parties' successors and permitted assigns.

     d. SUBCONTRACTING. Metro One may not subcontract any portion of the Services, without prior written consent of Sprint Spectrum's Director, Negotiations, and such consent will not be unreasonably withheld, and will remain fully liable for the Services and all other obligations under this Agreement and for the acts or omissions of any subcontractor. Metro One must request in writing for approval of subcontractors, including but not limited to, the specific work function, timeframe, name, address, and contact number. Approved initial subcontractors will be listed in Exhibit 12 and will be revised as others are agreed upon.

     e. CONFIDENTIALITY AND OTHER PROVISIONS OF THIS AGREEMENT. Any Sprint Spectrum Affiliate entering into an executed Work Request (Exhibit
          11), will be bound, and Metro One will also be bound, by all provisions of this Agreement as applicable to the Work Request.

     f. CONFIDENTIALITY WITH RESPECT TO AFFILIATES. If any Sprint Spectrum Affiliate listed in Exhibit 13 hereto, which has contracted for Metro One services by way of a Work Request Form hereunder, by merger, acquisition or otherwise acquires an interest other than a passive investment interest in a competitor of Metro One listed in Exhibit 14 hereto (as it may be hereafter amended by mutual consent of the parties), the confidentiality provisions of Section 12 of this Agreement shall fully pertain as regards protection of proprietary information of Metro One from disclosure to such competitor.

17.  UCC

     This Agreement shall be subject to the provisions of the Uniform Commercial Code as adopted in Missouri.

18.  SERVICE TESTING/QUALITY ASSURANCE

     Unless Sprint Spectrum is prohibited by law and if Sprint Spectrum has adequate supply, Sprint Spectrum shall provide Metro One at Sprint Spectrum's expense one (1) wireless telephone and access on Sprint Spectrum's system for technical support and quality control of the Metro One System for each Metro One call center that resides within a Call Origination


                Sprint Spectrum / Metro One       Page 25 of 61

                                                        CONTRACT NUMBER: 96-0053

     Area. Additionally, Sprint Spectrum shall provide Metro One at Sprint Spectrum's expense one (1) landline access line into each Call Origination Area on Sprint Spectrum's system for technical support and quality control of the Metro One System for each Metro One call center providing EDA Services under this Agreement.

     Unless Metro One is prohibited by law, Metro One will provide Sprint Spectrum with remote access monitoring capabilities, to the Metro One System, for quality assurance purposes.

19. SURVIVAL OF OBLIGATIONS

     The obligations set forth in Sections 8 ("Publicity/Trademark/ Servicemark"), 12 ("Confidential Information") and in this Section 19 hereof will survive the termination or expiration of this Agreement, in addition to any other provisions that, by their content, are intended to survive the performance, termination, or cancellation of this Agreement.

20. CAPTIONS

     Section captions are inserted only for convenience and are in no way to be construed as part of this Agreement.

21. NOTICES

     Notices required by this Agreement must be sent by certified mail, return receipt requested, to the address listed below, or to such address as the parties may from time to time by notice provide.

     To Metro One:            Metro One Telecommunications, Inc.
                              8405 S.W. Nimbus Avenue
                              Beaverton, OR 97008
                              Attn: Timothy A. Timmins
                              Phone: (503) 643-9500
                              Fax: (503) 643-9600

     To Sprint Spectrum:      Sprint Spectrum L.P.
                              4900 Main
                              Kansas City, MO 64112
                              Attn: Director, Negotiations
                              Phone: (816) 559-6048
                              Fax:(816) 559-1481

     Notice shall be deemed effective on the date the return receipt shows the notice was accepted or refused.


                Sprint Spectrum / Metro One       Page 26 of 61

                                                        CONTRACT NUMBER: 96-0053

22. ENTIRE AGREEMENT

     This Agreement and the Exhibits attached hereto constitute the entire Agreement between the parties, and supersedes any and all prior negotiations, representations, correspondence, understandings and agreements with respect to the subject matter hereof. No amendment or modification of any of the terms of this Agreement will be effective unless in writing signed by both parties.

23. SEVERABILITY

     If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not be affected and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law, and, in its modified form, such provision shall then be enforceable and enforced.

24. INDEPENDENT CONTRACTOR AND INSURANCE

     It is agreed and understood that Metro One and Sprint Spectrum are not agents, representatives or employees of each other.

     INDEPENDENT CONTRACTORS. Metro One, its subcontractors, employees, or agents are independent contractors for all purposes and at all times. Metro One has the responsibility for, and control over, the means and details of performing the technical support services, subject to Sprint Spectrum's inspection. Metro One will provide all training, hiring, supervising, hours of work, work policies and procedures, work rules, compensation, payment for expenses, and discipline and termination of its employees.

     INSURANCE. Metro One will obtain and maintain during the term of this Agreement with financially reputable insurers, licensed to do business in all jurisdictions where work is performed and that are reasonably acceptable to Sprint Spectrum, not less than the following insurance:

          i. Workers' Compensation as required under any Workers' Compensation or similar law in the jurisdiction where work is performed, with an Employer's Liability limit of not less than $500,000 per accident. Workers Compensation insurance must waive the insurer's right of subrogation against Sprint Spectrum.

          ii. Commercial General Liability, including coverage for Contractual Liability and Products/Completed Operations Liability, with a limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, personal injury, and property damage liability, naming Sprint Spectrum as an additional insured.


                Sprint Spectrum / Metro One       Page 27 of 61

                                                        CONTRACT NUMBER: 96-0053

          iii. Business Auto Insurance covering the ownership, Maintenance, or use of any owned, non-owned, or hired automobile with a limit of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability.

          iv. Independent Contractor Liability coverage with a minimum combined single limit of $1,000,000. If Metro One is utilizing subcontractors in the performance of this Agreement and does not carry Independent Contractors Liability Insurance, all subcontractors will be required to meet the same insurance requirements as Metro One.

          vi. Metro One must, as a material condition of this Agreement, and prior to commencement of any work hereunder and to any renewal of insurance, deliver to Sprint Spectrum a certificate of insurance, satisfactory in form and content to Sprint Spectrum, evidencing that the above insurance is in force and will not be canceled or materially altered without giving Sprint Spectrum thirty (30) days prior written notice thereof.

          vii. Nothing contained in this Section 24 limits Metro One's liability to Sprint Spectrum to the limits of insurance certified or carried.

25.  NO THIRD PARTY BENEFICIARIES

     Callers shall not be Third Party beneficiaries under this Agreement. Nothing expressed or implied in this Agreement is intended or shall be construed to confer or give any person other than Sprint Spectrum and Metro One, their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

26.  FORCE MAJEURE

     Neither party is responsible for delays in performance caused by wars, fires, strike, embargoes, priority exclusion of either party's business by government authorities, transportation conditions (including telecommunication transmission failures), material shortages, natural disasters, severe weather or other causes beyond its reasonable control. Such delays shall not be construed as a breach under Section 15 ("Termination").

27.  DEFAULT/REMEDIES

     a. DEFAULT. In the event of any breach of this Agreement or Work Request hereto by either party, the non-breaching party will give the breaching party written notice specifying such breach. The breaching party will then have thirty (30) days to cure the breach. Failure to cure any such breach will constitute a default hereunder. No default under this Agreement or any Work Request hereto will constitute a default under any


                Sprint Spectrum / Metro One       Page 28 of 61

                                                        CONTRACT NUMBER: 96-0053


          other agreement, license, or Work Request between the parties.

     b. PERFORMANCE ADJUSTMENT. Metro One will incur liability to Sprint Spectrum for Performance Adjustments, which will not be construed as a penalty, for each and every failure to meet Deliverables and/or Service Levels as set forth in Exhibit 5.

     c. OTHER DAMAGES AND RELIEF. A breach of certain provisions of this Agreement may cause either party irreparable injury and may be inadequately compensable in monetary damages. The parties agree that in such instances a court may grant either party injunctive relief, specific performance and/or are not adequately compensable in money damages, in addition to any other remedies which may be available.

          Except as is otherwise provided in Section 13, neither party will be liable to the other or any Third Party for loss of profits, loss of business or indirect consequential or punitive damages. This limitation is not intended to affect or eliminate Sprint Spectrum's right to performance adjustment pursuant to Section 27.b.

28.  WAIVER

     The waiver or failure of any party to exercise any rights under this Agreement shall not be deemed a waiver of any other right or any future right.

29.  APPLICABLE LAW

     This Agreement will be governed by, construed and enforced in accordance with the law of the State of Missouri, without regard to its principles of conflicts of law.

30.  METRO ONE WARRANTIES

     a. GENERAL WARRANTY. Metro One warrants and represents that the System shall function in accordance with all requirements of this Agreement, including Sprint Spectrum and Metro One documents stipulating performance criteria and standards, and current specifications and descriptions published or disseminated by the System manufacturer(s) as documented performance and operational procedures with respect to each respective System as a whole as well as all individual component and application elements of each System.

          The Software will strictly conform to the description, definition, specification, and functional requirements set forth in a Work Request for development services hereto, and will be free from programming errors and material defects in operational performance. Metro One will, at its own expense, and in strict conformance with any Metro One technical support requirements contained in this Agreement and the Work Request hereto, promptly correct all deficiencies in the Software reported by Sprint Spectrum during the warranty period set forth herein, even if the period to perform


                Sprint Spectrum / Metro One       Page 29 of 61

                                                        CONTRACT NUMBER: 96-0053

          those corrections extends beyond the Warranty period.

     b. METRO ONE PERSONNEL WARRANTY. To the best of Metro One's knowledge, after investigation, neither Metro One nor its personnel performing Services under this Agreement has any existing obligation that would violate or infringe upon the rights of third parties, including property, contractual, employment, trademark, trade secrets, copyright, patent, proprietary information and non-disclosure rights, that might affect Metro One's ability to fulfill its obligations under this Agreement.

     c.   ***

31.  EMPLOYMENT PRACTICES

     a. COMPLIANCE WITH LAWS. Metro One must comply with laws, regulations, and orders relating to equal employment opportunity, workers' compensation, unemployment compensation, and FICA. Upon request, Metro One will furnish Sprint Spectrum with its EEO policies and procedures, verification of workers' compensation, unemployment compensation, FICA, and the number of hours any individual performs technical support services for Sprint Spectrum within any twelve (12) consecutive month period.

     b. METRO ONE AGENTS. Sprint Spectrum will incur no responsibility or obligation to employees, agents, subcontractors, or other parties utilized by Metro One to perform the Services set forth in this Agreement. Such person or parties will, at all times, remain employees, agents, or subcontractors (whichever is applicable) of Metro One.

     c. PAYMENT OF WAGES. Metro One is solely responsible for payment of wages, salaries, fringe benefits, and other compensation of, or claimed by, Metro One's employees including, without limitation, contributions to any employee benefit, medical, or savings plan, and is responsible for all payroll taxes including, without limitation, the withholding and payment of all federal, state, and local income taxes, FICA, unemployment taxes, and all other payroll taxes. Metro One is also solely responsible for compliance with applicable Workers' Compensation laws with respect to maintenance of workers' compensation coverage on Metro One's employees. Metro One will indemnify and defend Sprint Spectrum from all claims by any person, government, or agency relating to payment of taxes and benefits, including without limitation, any penalties and interest which may be assessed against Sprint Spectrum. Metro One will similarly indemnify and defend Sprint Spectrum from all claims by


                Sprint Spectrum / Metro One       Page 30 of 61

                                                        CONTRACT NUMBER: 96-0053

          any person or governmental agency which arise directly or indirectly from any failure by Metro One to comply with applicable Workers' Compensation laws with respect to maintenance of Workers' Compensation coverage on Metro One's employees.

     d. REQUIRED COMPLIANCE WITH AGREEMENT. The parties will require their employees, agents, and subcontractors to comply with the terms and conditions of this Agreement.

32.  RIGHT OF AUDIT

     Sprint Spectrum or its authorized representative will have the right to audit Metro One's performance under this Agreement. The parties will maintain all records and reports pertaining to this Agreement for a period of at least three (3) years after Sprint Spectrum's final payment of all undisputed amounts due hereunder, and shall provide the other access to such records upon request. All audits will be conducted at a mutually agreeable location during regular business hours during the term of this Agreement and for the three (3) year period described above. Notwithstanding the specified service levels in Exhibit 5, audits may be conducted no more frequently than once annually.

33.  ***



                Sprint Spectrum / Metro One       Page 31 of 61

                                                        CONTRACT NUMBER: 96-0053


     Entered into as of the date first above written.

     METRO ONE                          SPRINT SPECTRUM L.P.
     TELECOMMUNICATIONS, INC.



By:   /s/ Timothy Timmins               By:  /s/ Faerie Kizzire
    ---------------------------------      ---------------------------------

Name: Timothy Timmins                   Name: Faerie Kizzire

Its: President                          Its: Vice President, Customer Care

Date:  October 22, 1996                 Date:  October 23, 1996


                Sprint Spectrum / Metro One       Page 35 of 61

                                                        CONTRACT NUMBER: 96-0053
EXHIBIT 1      ***


                Sprint Spectrum / Metro One       Page 36 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 2       ***


                Sprint Spectrum / Metro One       Page 37 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 3      ***



                Sprint Spectrum / Metro One       Page 38 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 4      ***

               Sprint Spectrum / Metro One        Page 39 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 4      ***
               Sprint Spectrum / Metro One        Page 40 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 5      ***


               Sprint Spectrum / Metro One        Page 45 of 61

                                                        CONTRACT NUMBER: 96-0053

                                                 ATTACHMENT 1: REPORTING

NUMBER OF CALLS
   Incoming calls Answered (not including StarBack calls)                  X.X
   Incoming calls Abandoned (not including StarBack calls)                 X.X
   Total Incoming Calls (not including StarBack calls)                     X.X
   Calls Answered (including StarBack calls)                               X.X
   Calls Abandoned (including StarBack calls)                              X.X
   Total Calls Accepted (including StarBack calls)                         X.X
   Star-Back Calls                                                         X.X
   Outgoing Calls Dialed (including StarBack calls)                        X.X
   Call Completion rate as % of total                                      X.X%
ABANDONMENT
   Avg. Abandoned Time (including StarBack calls)
   Calls Abandoned < =  6 sec                                              X.X%
   Calls Abandoned >    6 sec                                              X.X%
   Calls Abandoned     24 sec                                              X.X%
   Calls Abandoned > = 42 sec                                              X.X%
Abandoned calls are calls held in queue and disconnected by the caller before an operator has answered.
SPEED OF ANSWER
   Average Speed of Answer                                                 XX.X
   Calls Connected form Queue (calls from Queue answered by operator)      XX.X%
   Average Queue time (average time held in queue before being
   answered by an operator)                                                XX.X%
   Calls Answered (including StarBack) < = 20 seconds                      XX.X%
   Calls Answered (including StarBack) < = 24 seconds                      XX.X%
   Calls Answered (including StarBack) < = 40 seconds                      XX.X%
   Calls Answered (including StarBack) < = 42 seconds                      XX.X%
   Calls Answered (including StarBack) <   42 seconds                      XX.X%
OPERATOR CALL PROCESSING TIME
               Average Call Processing Time (DCP)
                     DCPs < =30 sec                                        XX.X%
   ***               DCPs < =45 sec                                        XX.X%
                     DCPs < =50 sec                                        XX.X%
                     DCPs < =55 sec                                        XX.X%
                     DCPs < =60 sec                                        XX.X%
                     DCPs < =70 sec                                        XX.X%
                     DCPs < =80 sec                                        XX.X%
                     DCPs < =90 sec                                        XX.X%
                     DCPs >  90 sec                                        XX.X%
               Maximum Call Processing time (DCP)                          XX.X%

  ----------------------------------------------------------------------------
Metro One shall provide such EDA call count volume records by site location, in a summarized total for all sites, and in summarized total for certain sites as requested by Sprint Spectrum. Additional Reports may be defined with prior mutual written agreement of both parties.



               Sprint Spectrum / Metro One        Page 51 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 6       INVOICE.

INVOICE,

[LOGO]

                                            Sprint Spectrum Account No.     2001
EDA Sprint Spectrum
100 Main Street
Anywhere, U.S.A.


                                   INVOICE SUMMARY
                    ENHANCED DIRECTORY ASSISTANCE SPRINT SPECTRUM
                                    APRIL 1, 1996
                              SITE LOCATION: SPOKANE, WA

     Previous Balance           $238,076.40

     Payments                   (238,076.40)

     Interest on late payments         0.00

     Current Charges                   0.00

     TOTAL DUE                        $0.00

        A charge of 1.5% per month will be assessed on accounts past 50 days.

                                Federal ID 93-0995165

          Sprint Spectrum / Metro One             Page 52 of 61

                                                        CONTRACT NUMBER: 96-0053

ENHANCED DIRECTORY ASSISTANCE CUSTOMER
SITE LOCATION: SPOKANE, WA
DETAIL OF CURRENT MONTH'S CHARGES

                          CALL           CALL          NET CALL         NET
DAY          DATE        VOLUME         CREDITS         VOLUME         CHARGE
--------------------   ------------------------------------------------------
Sat         01-Mar         0              0              0              0.00
Sun         02-Mar         0              0              0              0.00
Mon         03-Mar         0              0              0              0.00
Tue         04-Mar         0              0              0              0.00
Wed         05-Mar         0              0              0              0.00
Thu         06-Mar         0              0              0              0.00
Fri         07-Mar         0              0              0              0.00
Sat         08-Mar         0              0              0              0.00
Sun         09-Mar         0              0              0              0.00
Mon         10-Mar         0              0              0              0.00
Tue         11-Mar         0              0              0              0.00
Wed         12-Mar         0              0              0              0.00
Thu         13-Mar         0              0              0              0.00
Fri         14-Mar         0              0              0              0.00
Sat         15-Mar         0              0              0              0.00
Sun         16-Mar         0              0              0              0.00
Mon         17-Mar         0              0              0              0.00
Tue         18-Mar         0              0              0              0.00
Wed         19-Mar         0              0              0              0.00
Thu         20-Mar         0              0              0              0.00
Fri         21-Mar         0              0              0              0.00
Sat         22-Mar         0              0              0              0.00
Sun         23-Mar         0              0              0              0.00
Mon         24-Mar         0              0              0              0.00
Tue         25-Mar         0              0              0              0.00
Wed         26-Mar         0              0              0              0.00
Thu         27-Mar         0              0              0              0.00
Fri         28-Mar         0              0              0              0.00
Sat         29-Mar         0              0              0              0.00
Sun         30-Mar         0              0              0              0.00
Mon         31-Mar         0              0              0              0.00
     TOTAL CURRENT
     MONTHLY               0              0              0              0.00
     CHARGES

          Sprint Spectrum / Metro One             Page 53 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 7      FAILURE NOTICE / DISASTER RECOVERY.

Metro One and Sprint Spectrum agree to have the Failure Notice and Disaster Recovery Plan completed and incorporated into this Agreement by Launch.






          Sprint Spectrum / Metro One             Page 54 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 8      EDA PRODUCT FEATURES.

Service Set:

- Local search types and services:

     Name
     Number
     Key Word
     Address
     Category
     Movie Listings
     Major local current events
     Directions based on local operator knowledge
     Residential, business, and government listings
     Compound String Search
     Call Completion
     StarBack
     Branding (pre & post)
     Number to Name Reverse Search

- National search types and services:

     Name
     Number
     Key Word
     Address
     Residential, business, and government listings
     Compound String Search
     Call Completion
     StarBack
     Branding (pre & post)
     Number to Name Reverse Search


     DATA SOURCE PRIORITY. Metro One will use its internal database(s) as a first source to fulfill Caller EDA requests for listings within the Call Origination Area. By September 1997 Metro One will query its internal database(s) for nationwide queries as a first source in fulfilling Caller EDA requests within the Call Termination Area.


          Sprint Spectrum / Metro One             Page 55 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 9      RECORD FORMAT.



The record format must conform to the Securicor Common Format Technical Summary, Publication Number: 17-0159-02, Release 1, June 1996.





          Sprint Spectrum / Metro One             Page 56 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 10     IMPLEMENTATION PLAN/DELIVERABLES.



     Ml -Establish Connectivity
     M2 -Receive appropriate NPANXX for LCA's for that market
     M3 -Complete Product Test
     M4 -Complete Operational Readiness Test
     M5 -Hire Call Center Staff if necessary
     M6 -Train Call Center Staff
     M7 -Signoff by Sprint PCS and Metro One for Call Center Readiness

     Dates for all Milestones will be established based on the launch date determined by Sprint PCS



          Sprint Spectrum / Metro One        Page 57 of 61

                                                        CONTRACT NUMBER: 96-0053
EXHIBIT 11

                            WORK REQUEST FORM # _________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PURUSANT TO METRO ONE/SPRINT SPECTRUM EDA AGREEMENT NO. 96-0053
          MUST BE COMPLETED OR REQUEST IS NULL AND VOID

     / /  EDA Services and other benefits under Section 33.
     / /  Unrelated Spring Spectrum Suggested Development - Section 33.a.
     / /  Related Spring Spectrum suggested Development - Section 33.b.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PREPARED BY:
               --------------------------------------------------------
               NAME/TITLE/COMPANY
               STATEMENT OF WORK - REFERENCE ATTACHMENT IF NECESSARY


DESCRIPTION OF WORK TO BE PERFORMED:

DESCRIPTION OF RESOURCES TO BE UTILIZED:

RATE PLAN FOR RESOURCES (SKILL LEVEL, QUANTITY, DAYS):

DESCRIPTION OF DELIVERABLE(S):

DELIVERABLE(S) DUE DATE(S):

TEST PLAN:

COST ESTIMATE: LABOR: $         TRAVEL: $           OTHER: $         TOTAL: S

 (PROVIDE DETAILS IN ATTACHMENT, I.E. HOURS, TRIP COSTS/LOCATIONS, OTHER COSTS)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    AUTHORIZATION

METRO ONE:                              SPRINT SPECTRUM:
NAME:          TITLE: PRESIDENT         NAME:               TITLE:
SIGNATURE:                              SIGNATURE:
DATE:                                   DATE:

             DATE WORK IS AUTHORIZED TO BEGIN:  _________________________
ALL INFORMATION ABOVE MUST BE COMPLETE PRIOR TO AUTHORIZATION. WORK PERFORMED PRIOR TO AUTHORIZATION WILL BE AT METRO ONE'S EXPENSE. IF THE COST OF THE WORK REQUEST IS EXCEEDED BY 10%, A REVISED WORK REQUEST MUST BE SUBMITTED FOR APPROVAL.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 INVOICE INSTRUCTIONS

SUBMIT INVOICE WITH VALID DOCUMENTATION TO:
NAME:
ADDRESS:
PHONE:                   FAX:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              ACCEPTANCE OF DELIVERABLES

ACCEPTED BY:
DATE:
EXCEPTION:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



CONFIDENTIALITY AND OTHER PROVISIONS OF THIS AGREEMENT. Any Sprint Spectrum Affiliate entering into this executed Work Request has read and understands and will be bound, and Metro One will also be bound, by all provisions of this Specific Agreement 96-0053 as applicable to the Work Request.


          Sprint Spectrum / Metro One             Page 58 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 12                     APPROVED SUBCONTRACTORS.



XNT Systems, Inc.


Tactix Reengineering, Inc.







          Sprint Spectrum / Metro One             Page 59 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 13             ***




          Sprint Spectrum / Metro One             Page 60 of 61

                                                        CONTRACT NUMBER: 96-0053

EXHIBIT 14                      ***


          Sprint Spectrum / Metro One             Page 61 of 61